UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2022

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fourth Amended and Restated 2013 Equity Incentive Plan

On March 3, 2022, Beyond Air, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Company’s Fourth Amended and Restated 2013 Equity Incentive Plan (the “Amended 2013 Plan”) to increase the number of shares of common stock reserved for issuance by an additional 2,000,000 shares. A summary of the Amended 2013 Plan is set forth on pages 18 to 22 in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on January 21, 2022 (the “Proxy Statement”), and such description is incorporated by reference herein. That summary and the above description of the Amended 2013 Plan do not purport to be complete and are qualified in their entirety by reference to the Amended 2013 Plan, which is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 3, 2022, the Company held the Annual Meeting. As of January 10, 2022, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 29,668,272 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. A total of 18,895,333 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1. At the Annual Meeting, the terms of seven (7) members of the Board expired. All of the seven (7) nominees for director were elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until such director’s prior death, resignation or removal. The result of the votes to elect the seven (7) directors was as follows:

Directors	For	Withheld	Broker Non-Votes
Steven A. Lisi	10,086,300	605,353	8,203,680
Amir Avniel	10,081,838	609,815	8,203,680
Ron Bentsur	10,087,344	604,309	8,203,680
Robert F. Carey	10,603,104	88,549	8,203,680
Dr. William Forbes	9,298,000	1,393,653	8,203,680
Yoori Lee	9,531,033	1,160,620	8,203,680
Erick J. Lucera	8,479,839	2,211,814	8,203,680

Proposal 2. At the Annual Meeting, the stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022. The result of the votes to ratify the appointment of Friedman LLP was as follows:

For	Against	Abstain
18,795,978	95,686	3,669

Proposal 3. At the Annual Meeting, the Company’s stockholders approved the Amended 2013 Plan to increase the number of shares reserved for issuance by 2,000,000. The result of the votes to approve the Amended 2013 Plan was as follows:

For	Against	Abstain	Broker Non-Votes
8,438,604	2,167,811	85,238	8,203,680

Item 9.01 Financial  Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Beyond Air, Inc. Fourth Amended and Restated 2013 Equity Incentive Plan (incorporated by reference from Appendix A to the Proxy Statement for Beyond Air, Inc.’s 2022 Annual Meeting of Stockholders, filed with the SEC on January 21, 2022).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: March 4, 2022	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title:	Chief Executive Officer